Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contact: Tony Brady
December 8, 2008	607.433.4189
anthony.brady@wilberbank.com

The Wilber Corporation Obtains Preliminary Approval to Receive $12.0 million of Treasury Department Capital Funds

(Oneonta, New York) – On Friday, December 5, 2008, The Wilber Corporation (“the Company”), parent company of Wilber National Bank (“the Bank”), announced that it applied to the U.S. Treasury Department for approval to participate in its Capital Purchase Program (“CPP”).  In the press release, the Company’s executives noted that they applied to access up to $12 million of the 5% cumulative preferred stock offered under the CPP.  Today the Company announced that it obtained preliminary approval from the Treasury Department for the full amount requested.

Douglas Gulotty, the Company’s President and CEO, said, “I am very pleased to receive the Treasury Department’s preliminary approval.  This is an affirmation of the strength of our institution.  The CPP was designed for well-capitalized institutions.  We have an excellent track record of making loans to individuals and businesses in the central New York marketplace.  If we ultimately accept these funds, they will be put to work to stabilize and revitalize our upstate economy.”  Twelve million dollars of CPP funds represents approximately 2% of the Company’s risk-weighted assets. Under the CPP, eligible financial institutions were permitted to apply for one percent to three percent of their risk-weighted assets.  Mr. Gulotty continued, “We plan to leverage this capital to grow our Company another $100 million.  This, I believe, will yield positive results for our loyal shareholders by building the long-term franchise value of the Company.  Over the last several years, our overhead costs increased significantly to satisfy a multitude of new government rules and regulations, including the costly, but necessary requirements of the U.S. Patriot Act.  Our Board of Directors embarked on a plan to grow the Company’s assets and market footprint to leverage the increased overhead and provide long term returns to our shareholders.”

The CPP is designed to stimulate the economy by providing healthy, well-capitalized financial institutions with inexpensive capital that can be leveraged in the business and consumer credit markets. In the Company’s December 5, 2008 press release, Mr. Gulotty noted that, “The federal government’s response to the financial crisis is not perfect, but in a free market economy, subject to regulatory oversight, it is in all likelihood the best combination of direct and indirect action…”  Mr. Gulotty continued, “I believe we are an ideal candidate to receive the CPP funds.  We did not participate in the subprime market as a lender, nor did we purchase subprime investment securities.  We have also prided ourselves on maintaining well-capitalized status to protect our shareholders for unexpected or exogenous events such as the current global financial crises.  It appears our prudent management of the Company was recognized by the Treasury Department.  Receipt of the CPP funds is not critical to our current capital status having avoided the risky assets plaguing other companies.  We consider the CPP application not a request for help, but rather our offer to join other responsible banks in meeting the needs of our communities and nation for an economic recovery.”  Wilber National Bank’s tier 1 to risk-weighted assets ratio and total capital to risk-weighted assets at September 30, 2008 were 10.44% and 11.64%, respectively.  A bank is classified as well-capitalized when its tier 1 to risk-weighted assets ratio exceeds 6.00% and its total capital to risk-weighted assets exceeds 10.00%.

Mr. Gulotty noted in the December 5, 2008 press release that, “Prior to drawing the CPP funds, we will complete our due diligence on the Treasury Department’s agreements to assure the rights of our current shareholders are adequately preserved.  We believe the CPP, as currently designed, will benefit our shareholders and customers, as well as the central New York economy and its taxpayers.  We do, however, want to have reasonable assurance that the Government’s current and potential future conditions do not restrict our ability to operate the Company in a manner that benefits our existing shareholders or infringes on their rights.”  In order to be able to participate in the CPP, the Company must be authorized to issue preferred stock.  Therefore, the Company must obtain the approval of its shareholders, pursuant to a special meeting, to amend its restated certificate of incorporation to allow for the issuance of preferred stock.

On November 28, 2008, the Company paid its 103rd consecutive quarterly dividend to its common shareholders.  Mr. Gulotty added, “Since the formation as a bank holding company in 1983, we have never missed a quarterly dividend payment to shareholders.  Before we accept the Treasury Department’s CPP funds we want to have reasonable assurance that our shareholders’ rights are adequately protected.  If we obtain final approval from the Treasury Department, our shareholders should rest assure that we will have done our homework on the CPP funds, the related Company strategies, as well as the long term impact on the Company’s earnings and capital.”

For more information on The Wilber Corporation or Wilber National Bank, please visit their website at www.wilberbank.com or stop into any one of their locations.

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About Wilber Corporation
The Wilber Corporation is a single bank holding company headquartered in Oneonta, New York, and through its Bank subsidiary, Wilber National Bank, serves the financial needs of the communities of central and upstate New York. The Wilber Corporation’s common stock trades under the symbol “GIW” on the NYSE Alternext US (formerly the American Stock Exchange).

About Wilber National Bank
Wilber National Bank, chartered in 1874, operates as a traditional commercial bank in its central New York market with twenty-three branch offices located in Otsego, Delaware, Schoharie, Ulster, Chenango, Saratoga, Onondaga and Broome Counties and six loan production offices located in Otsego, Onondaga, Saratoga, Schenectady and Albany counties. The Bank intermediates customer deposits and institutional borrowings into loans, short-term liquid investments, and investment securities. The Bank’s lending activities include commercial lending, primarily to small and mid-sized businesses; mortgage lending for 1-4 family and multi-family properties, including home equity loans; mortgage lending for commercial properties; consumer installment and automobile lending; and, to a lesser extent, agricultural lending. The Bank’s residential mortgage division, Provantage Home Loans, is a HUD endorsed lender that provides a wide variety of residential mortgage products, including government FHA loans that fit the needs of most consumers. The Bank provides personal trust, agency, estate administration, and retirement planning services to individuals, as well as custodial and investment management services to institutions, through its Trust and Investment Division. It also offers stocks, bonds and mutual funds through the third party broker-dealer firm INVeST®.  Τhe Bank currently has 309 full time equivalent employees. Additional information about Wilber National Bank can be found at its website: www.wilberbank.com.

NOTE: This press release may contain certain statements which are historical facts or which concern the Company’s future operations or economic performance and which are to be considered forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that all forward-looking statements involve risk and uncertainties, and that actual results may differ from those indicated in the forward-looking statements as a result of various factors, such as changing economic and competitive conditions and other risk and uncertainties. In addition, any statements in this release regarding historical stock price performance are not indicative of or guarantees of future price performance.

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